MAVERICK BRANDS, LLC
FINANCIAL STATEMENTS
DECEMBER 31, 2015

MAVERICK BRANDS, LLC

CONTENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Managers and Members
of Maverick Brands, LLC

We have audited the accompanying financial statements of Maverick Brands, LLC (a Delaware Limited Liability Company), which comprise the balance sheet as of December 31, 2015, and the related statements of operations, members' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maverick Brands, LLC as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP
Encino, CA

March 30, 2016

15821 Ventura Boulevard, Suite 490, Encino, California 91436
Phone: (818) 461-0600 • Fax: (818) 461-0610

MAVERICK BRANDS, LLC
BALANCE SHEET
DECEMBER 31, 2015

ASSETS

CURRENT ASSETS	
Cash and cash equivalents	$ 2,227,727
Accounts receivable, net of allowance for customer discounts of $1,400,585	3,928,051
Inventories	5,095,574
Prepaid expenses and other current assets	363,082
Restricted cash	1,102,718
TOTAL CURRENT ASSETS	12,717,152
PROPERTY AND EQUIPMENT, net	84,300
SECURITY DEPOSITS	99,815
TOTAL ASSETS	$ 12,901,267

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES	
Accounts payable and accrued expenses	$ 7,047,712
Line of credit	2,609,520
Notes payable	1,439,008
TOTAL CURRENT LIABILITIES	11,096,240
COMMITMENTS AND CONTINGENCIES, note 3	
MEMBERS' EQUITY	
Class A, B, C, D, and E units: 29,935,243 units authorized; 28,741,388 units issued and outstanding (liquidation preference of $34,332,307)	33,384,334
Ordinary units: 38,334,090 units authorized; 910,557 units issued and outstanding	186,737
Additional paid-in capital	5,593,444
Accumulated deficit	(37,359,488)
TOTAL MEMBERS' EQUITY	1,805,027
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,901,267

See independent auditors' report and
notes to financial statements.

MAVERICK BRANDS, LLC
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

NET REVENUE	$ 20,773,644
COST OF REVENUE	14,839,114
GROSS PROFIT	5,934,530
OPERATING EXPENSES	
Selling, general and administrative	9,727,433
Unit-based compensation	284,064
TOTAL OPERATING EXPENSES	10,011,497
LOSS FROM OPERATIONS	(4,076,967)
OTHER INCOME (EXPENSES)	
Miscellaneous income	67,328
Interest income	5,080
Interest expense	(477,491)
TOTAL OTHER INCOME (EXPENSES)	(405,083)
NET LOSS	$ (4,482,050)

See independent auditors' report and
notes to financial statements.

MAVERICK BRANDS, LLC
STATEMENT OF MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2015

	Class A, B, C, D, E Units		Ordinary Units				
	Units	Amount	Units	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Members' Equity
Balance, December 31, 2014	28,741,388	$ 33,384,334	909,557	$ 186,557	$ 5,309,380	$ (32,877,438)	$ 6,002,833
Unit-based compensation	-	-	-	-	284,064	-	284,064
Exercise of unit options	-	-	1,000	180	-	-	180
Net loss	-	-	-	-	-	(4,482,050)	(4,482,050)
Balance, December 31, 2015	28,741,388	$ 33,384,334	910,557	$ 186,737	$ 5,593,444	$ (37,359,488)	$ 1,805,027

See independent auditors' report and
notes to financial statements.

MAVERICK BRANDS, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:	
Net loss	$ (4,482,050)
Adjustments to reconcile net loss to net cash used in operating activities:	
Unit-based compensation	284,064
Depreciation and amortization	33,481
Loss on disposal of property and equipment	4,542
Provision for obsolete inventory	160,346
Changes in operating assets and liabilities:	
Accounts receivable	(3,205,127)
Inventories	(630,572)
Prepaid expenses and other assets	(186,548)
Accounts payable and accrued expenses	4,624,043
NET CASH USED IN OPERATING ACTIVITIES	(3,397,821)
CASH FLOWS FROM INVESTING ACTIVITIES:	
Purchase of property and equipment	(60,645)
Proceeds from the disposal of property and equipment	43,250
Restricted cash	(2,785)
NET CASH USED IN INVESTING ACTIVITIES	(20,180)
CASH FLOWS FROM FINANCING ACTIVITIES:	
Proceeds from line of credit	19,270,787
Repayment of line of credit	(17,519,627)
Proceeds from exercise of stock options	180
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,751,340
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,666,661)
Cash and cash equivalents, beginning of year	3,894,388
Cash and cash equivalents, end of year	$ 2,227,727
SUPPLEMENTARY DISCLOSURE OF CASH FLOWS INFORMATION:	
Interest paid in cash	$ 192,604
Income taxes paid in cash	$ 5,689

See independent auditors' report and
notes to consolidated financial statements.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Maverick Brands, LLC (the "Company") was incorporated in the State of Delaware in December, 2006. The members' operating agreement provides a term for the entity ending December 31, 2088, unless earlier dissolved pursuant to the operating agreement or as required by law. The Company is headquartered in Culver City, California and is engaged in the sale and marketing of the Coco Libre brand organic coconut water product line.

Basis of Presentation and Liquidity

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

The Company has suffered recurring losses from operations and operating cash flow deficits, and as of December 31, 2015, had an accumulated deficit of $37,359,488. Management's plans in regard to this matter consist principally of securing additional debt and equity funding combined with planned improvements in cash flows from operations through revenue growth and cost controls. However, management believes its current cash balances combined with expected improvements in operating cash flows is sufficient to sustain the Company's operations into 2016. There can be no assurance that the Company's efforts will be successful. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues are recognized once there is evidence of an arrangement, product has been shipped or delivered to the customer, the price and terms are fixed, and collectability is reasonably assured. Accordingly, sales are recorded when goods are shipped or delivered, at which time title and risk of loss have passed to the customer, consistent with the freight terms for most customers. Potential returns, invoice adjustments, including certain incentives granted to customers such as promotions, trade ads, slotting fees, terms discounts and coupons, and spoilage allowances are recorded as a reduction in revenues. The Company provides for these returns and invoice adjustments in its accounts receivable allowances.

Deductions from Revenue

The Company's customers can earn certain incentives including, but not limited to, cash discounts, funds for promotional and marketing activities, and volume-based incentive programs. The costs associated with these incentives are included in deductions from revenue in the accompanying statement of operations. For customer incentives that must be earned, management must make estimates related to the contractual terms, customer performance, and sales volume to determine the total amounts earned and to be recorded in deductions from revenue. In making these estimates, management considers past results. The actual amounts ultimately paid may be different from our estimates. This amount is presented on the accompanying balance sheet as a reduction of accounts receivable or as accrued expenses.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable are presented at net realizable value. Management regularly reviews accounts receivable balances in connection with amounts billed to customers. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the collectability of the Company's trade accounts receivable balances. If the Company determines that the financial condition of any of its customers has deteriorated, whether due to customer specific or general economic issues, an increase in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. As of December 31, 2015, cash and cash equivalents consist of cash deposited with banks and money market funds. The recorded carrying amount of cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions.

Restricted Cash

At December 31, 2015, the Company had restricted cash of $1,102,718, which consisted of cash deposited in a money market account held to secure the Company's revolving line of credit.

Inventories

Inventories are stated at the lower of cost (generally determined on the standard cost, which approximates the first-in, first-out basis) or market. Actual costs may vary from the standards established and such variances are charged to cost of goods sold. The Company periodically reviews its inventories for potential slow-moving or obsolete items and writes down specific items to net realizable value as appropriate. As of December 31, 2015, the Company reserved $203,420 for excess and obsolete inventory.

Property and Equipment

Property and equipment is stated at cost. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

Computer equipment	5 years
Software	5 years
Furniture and fixtures	7 years
Machinery and equipment	3 years
Vehicles	5 years

Leasehold improvements are amortized on a straight-line basis over the shorter of i) the lease term or ii) the estimated useful life of the asset.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Debt and Equity Instruments

The Company accounts for convertible instruments issued with freestanding warrants in accordance with ASC 470, "Debt" and ASC 480, "Distinguishing Liabilities from Equity". In addition, the Company considers the provisions of ASC 815, "Derivatives and Hedging", when evaluating freestanding and embedded instruments. These instruments include convertible notes, preferred units, and associated warrants.

Derivative Financial Instruments

All derivatives are accounted for on a fair value basis. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis. The change in fair value of derivatives is recorded through earnings. Cash flows from embedded derivatives subject to bifurcation are reported consistently with the host contracts within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

The Company has granted warrants to purchase common and preferred units, which are considered derivative financial instruments due to the warrants containing certain features such as put rights and anti-dilution protection, as well as warrants on preferred instruments where the preferred instrument holders can compel a deemed liquidation of the Company.

Fair Value of Financial Instruments

The Company groups financial assets and financial liabilities measured at fair value into three levels of hierarchy in accordance with ASC 820-10, "Fair Value Measurements and Disclosure". Assets and liabilities recorded at fair value in the accompanying balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level Input:	Input Definition:
Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level III	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The carrying amount of certain of the Company's financial instruments approximates fair value based on the relatively short maturity of such instruments. The carrying amounts of notes payable approximate fair value based on prevailing interest rates.

The only assets and liabilities measured at fair value on a recurring basis subject to this classification was the derivative liability, which amounted to $0 at December 31, 2015 and is considered a Level III liability.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers in net sales and the related shipping and handling costs in operating expenses. Shipping and handling fees and costs were $278,717 during the year ended December 31, 2015.

See independent auditors' report.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising and Promotion Costs

Advertising and promotion costs are charged to expense as incurred and amounted to $430,600 during the year ended December 31, 2015.

Income Taxes

The Company is not subject to federal income taxes. The members are individually taxed on the taxable income of the Company. The Company is only subject to an $800 state franchise tax and a LLC fee based on gross cash receipts.

The Company's policy is to include interest and penalties related to unrecognized tax benefits in state franchise tax and LLC fee. Interest and penalties totaled $0 for the year ended December 31, 2015. The Company files income tax returns with the Internal Revenue Service ("IRS") and the State of California and certain other taxing jurisdictions. As of December 31, 2015, the Company's 2014 income tax return is being examined by the IRS. The Company does not believe the outcome of this examination will have a material impact to its financial position or results of operations.

Equity-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all equity-based payment awards made to employees based on the estimated grant date fair value of the award. The Company estimates the fair value of equity-based payment awards on the date of grant using the Black-Scholes option pricing model, which requires highly subjective estimates by management.

The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's statement of operations.

The Company has entered into equity-based payment arrangements with certain non-employees for services. These instruments are expensed as services are rendered and are re-measured at fair market value on the vesting date.

Research and Development

Research and development costs incurred to develop new products are expensed as incurred.

Foreign Currency

Foreign currency transaction gains and losses are included in the statement of operations as incurred.

2. SIGNIFICANT BALANCE SHEET COMPONENTS

The following is a summary of significant balance sheet accounts at December 31, 2015:

Inventories

Raw materials and packaging	$ 1,943,580
Finished goods	3,355,414
Total	5,298,994
Less: reserves	(203,420)
Inventories, net	$ 5,095,574

See independent auditors' report.

2. SIGNIFICANT BALANCE SHEET COMPONENTS (Continued)

Property and Equipment

Computer equipment	$	64,671
Software		10,540
Furniture and fixtures		81,742
Leasehold improvements		9,292
Total cost		166,245
Less: accumulated depreciation		(81,945)
Property and equipment, net	$	84,300

3. COMMITMENTS AND CONTINGENCIES

Legal Matters

Periodically, the Company is involved in certain legal actions and claims arising in the ordinary course of business. The Company is not involved in any legal proceedings at the present time.

Operating Leases

In December 2015, the Company relocated its headquarters and entered into a non-cancelable operating lease that expires in November 2017. Rent expense for the year ended December 31, 2015 amounted to $53,972.

Future minimum payments required under non-cancelable operating leases are as follows at December 31, 2015:

Years Ending December 31,		
2016	$	107,688
2017		121,620
	$	229,308

4. CONCENTRATIONS

Concentration of Credit Risk

The Company maintains its cash and cash equivalents at a financial institution which may, at times, exceed federally insured limits. Historically, the Company has not experienced any losses in such accounts. As of December 31, 2015, the Company's cash exceeded federally insured limits by $1.98 million, exclusive of any amounts classified as restricted cash.

Major Customers

During the year ended December 31, 2015, 51% of the Company's revenue was received from 2 customers.

Major Suppliers

During the year ended December 31, 2015, 55% of the Company's purchases were from 3 vendors.

See independent auditors' report.

5. FINANCING ARRANGEMENTS

Secured Loan Agreement

In June 2008, the Company entered into a secured loan agreement with investors of the Company to borrow up to $1,750,000, with interest at a rate of 10% per annum. The notes are secured by a first priority security interest on all inventory and accounts receivable.

The loans have been amended several times since 2008, with the most recent amendment occurring in 2014. This amendment resulted in an extension of the due date to December 31, 2016. Any unpaid principal and accrued interest is due in full upon maturity of the loan. The balance of the loans at December 31, 2015 totaled $1,439,008. The accrued interest of $216,443 has been recorded in accrued expenses in the accompanying balance sheet.

In connection with the Revolving Credit Facility discussed below, all holders of the borrowings under the June 2008 Secured Loan Agreement were required to enter into a Subordination Agreement on the effective date of the Agreement. In exchange for the Subordination Agreement, the holders of the Secured Loan Agreement received a warrant to purchase 26,269 non-voting ordinary units at an exercise price of $5 per unit during 2013.

Revolving Credit Facility

In March 2013, the Company entered into a Credit and Security Agreement (the "Agreement") that allows the Company to borrow up to $8,000,000 under a revolving credit facility. The borrowings bear interest at a floating rate (generally LIBOR) plus an interest rate margin of 5.5% as defined in the Agreement. The Agreement terminates at the earlier of March 18, 2016, 90 days prior to the maturity of the June 2008 Secured Loan Agreement discussed above, the date at which the Company terminates the Agreement, or the date the Agreement terminates due to an event of default.

In May 2014, the Company entered into a second amendment to the Credit and Security Agreement whereby the financial covenants and borrowing base requirements were modified, a fixed rate interest option was removed and the maximum revolver amount was reduced to $4,000,000. This agreement was further amended in June 2014 to waive certain covenant violations. The Company is in compliance with their covenants as of December 31, 2015. At December 31, 2015, the balance of this revolving credit facility was $2,609,520.

As more fully discussed in note 9, during February 2016 the Company paid off and closed the revolving credit facility in connection with the proceeds raised from a new debt facility.

6. MEMBERS' EQUITY

Pursuant to the Amended and Restated Operating Agreement dated January 7, 2014, the Company is authorized to issue six classes of Membership Interests as follows:

Class A	508,912
Class B	126,201
Class C	364,890
Class D	18,935,240
Class E	8,806,145
Ordinary	38,334,090

The Class A Units, Class B Units, Class C Units, Class D Units, and Class E Units (the "Convertible Preferred Units") are convertible into Voting Ordinary Units at their respective conversion prices, subject to future anti-dilution adjustments.

6. MEMBERS' EQUITY (Continued)

Convertible Preferred Units

As of December 31, 2015, the Company had the following classes of Convertible Preferred Units outstanding:

	Units Outstanding	Liquidation Preference
Class E	8,806,145	$ 8,806,145
Class D	18,935,240	16,827,649
Class C	364,890	3,871,700
Class B	126,201	1,590,133
Class A	508,912	3,236,680
Total	28,741,388	$ 34,332,307

The significant features of the Company's Convertible Preferred Units are as follows:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the Company's assets shall be distributed first to creditors who are not Members of the Company, and second, to creditors who are Members of the Company, in satisfaction of the Company's liabilities and adequate provision shall be made for the payment of any other debts and obligations of the Company. Thereafter, distributions to the Members shall first be made pro rata to the holders of Class E Units in an amount equal to their aggregate unreturned capital contributions, second pro rata to the holders of Class D Units in an amount equal to their aggregate unreturned capital contributions, third pro rata to the holders of Class C Units in an amount equal to their aggregate unreturned capital contributions, fourth pro rata to the holders of Class B Units in an amount equal to their aggregate unreturned capital contributions and fifth pro rata to the holders of Class A Units in an amount equal to their aggregate unreturned capital contributions. After all required pro rata distributions have been made to the holders of Convertible Preferred Units, distributions shall be made pro rata to the holders of the Ordinary Units in an amount equal to their unreturned capital contributions.

Next, the Founding Members, who hold 877,900 Ordinary Units, shall receive pro rata distributions for an aggregate amount of $800,000 with respect to their Ordinary Units exclusive of any Ordinary Units issued upon conversion of any Convertible Preferred Units. Thereafter, the remaining assets shall be distributed to the Members pro rata based upon their percentage interests, calculated on an as-converted basis assuming the conversion of all Convertible Preferred Units into Voting Ordinary Units.

Conversion Rights

The Convertible Preferred Units may be voluntarily converted into Voting Ordinary Units upon the election, at any time, of the Investors owning such respective class of Convertible Preferred Units, and shall automatically convert into Voting Ordinary Units immediately prior to, but contingent upon the consummation of, any of the following: (i) immediately prior to and contingent upon the closing of a Qualified Public Offering; or (ii) the liquidation of the Company in accordance with the Operating Agreement, but only after payment of the Class A, B, C, D and E Preferences.

With respect to any conversion of the Convertible Preferred Units into Voting Ordinary Units, the Conversion Prices are as follows as of December 31, 2015:

Class A Conversion Price	$4.68
Class B Conversion Price	$8.95
Class C Conversion Price	$7.59
Class D Conversion Price	$1.00
Class E Conversion Price	$1.00

See independent auditors' report.

6. MEMBERS' EQUITY (Continued)

The Conversion Prices of the Convertible Preferred Units shall be subject to adjustment due to reclassifications, splits, distributions and the sale of Ordinary Units at a lower price than the currently effective conversion prices of the convertible units, as well as the issuance of securities or rights convertible into ordinary units at a lower price than the currently effective conversion prices of the convertible units.

Voting Rights

The holders of Convertible Preferred Units are entitled to the number of votes equal to the number of Ordinary Units into which such units are convertible.

Right of First Refusal

If any member wishes to transfer units, then the selling member shall first give 30 calendar days' notice (a) to the Company and (b) with respect to units being sold by ordinary members, the major investors so that they may have the first right to purchase the units of the selling member in accordance with the Operating Agreement.

Drag Along

If the (i) Board of Managers, (ii) holders of at least a majority of the Class D Units and (iii) holders of at least two-thirds of the Class E Units, each voting as a separate class, approve a Change of Control of the Company, then each member shall vote for, consent to and raise no objections against, such Approved Change of Control. If the Approved Change of Control is structured as a (i) merger or consolidation, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each Member shall agree to sell all of his, her or its Units on the terms and conditions approved by the Board of Managers and such approving Members. Each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Change of Control as requested by the Board of Managers.

Ordinary Units

As of December 31, 2015, the Company has 910,557 ordinary units outstanding, of which 32,657 are non-voting. The holders of Ordinary Units are entitled to one vote per unit, except for those units designated as non-voting.

7. WARRANTS

In connection with various financing and operating agreements, the Company has issued warrants to purchase various classes of units. Certain warrants include anti-dilution protection for the warrant holders, which could result in a reduction of the exercise price upon future dilutive transactions. These warrants are accounted for as a derivative liability at fair market value, with changes in value reported in the accompanying statement of operations. The following is a summary of the warrants outstanding at December 31, 2015:

Number of Warrants	Unit Class	Exercise Price	Expiration	Anti-Dilution
53,314	Ordinary	$ 4.00	2016	Yes
473,565	Ordinary	$ 4.00	2017	Yes
164,994	Ordinary	$ 12.60	2017	Yes
26,269	Ordinary	$ 5.00	2018	No
8,604	Ordinary	$ 10.61	2018	Yes
1,627,482	Ordinary	$ 1.00	2019	No
119,329	Ordinary	$ 2.50	2023	No
3,250	Class D	$ 5.00	2018	No

7. WARRANTS (Continued)

Warrants accounted for as a derivative liability were valued using the Black-Scholes model with the following assumptions:

Risk-free rate	1.69%
Dividend yield	0%
Term	1 - 8 years
Volatility	38%
Unit value	Estimated by management

The derivative liability balance was measured at $0 at December 31, 2014 and 2015, and there were no changes in value or settlements during the year ended December 31, 2015.

8. UNIT-BASED COMPENSATION

Ordinary Unit Options

In 2007, the Company's Board of Managers approved the adoption of an Equity Incentive Plan (the "2007 Option Plan"). The 2007 Option Plan permits the Company to grant up to 280,599 units of the Company's ordinary membership units.

In 2013, the Company's Board of Managers approved the adoption of the 2013 Equity Incentive Plan (the "2013 Option Plan"). The 2013 Option Plan permits the Company to grant up to 4,731,166 units of the Company's ordinary membership units. The 2007 Option Plan and 2013 Option Plan (collectively, "Option Plans") provide for the grant of non-statutory ordinary unit options to employees, nonemployee managers and consultants of the Company. The Option Plans also provide for the issuance of unit appreciation rights, restricted units, performance units and profit interest units. Options granted under the Option Plans generally become exercisable ratably over a four year period following the grant date and expire ten years from the grant date. The exercise price of incentive unit options granted under the Option Plans must be at least equal to 100% (110% for members owing more than 10% of the Company's outstanding units) of the fair value of the Company's ordinary units at the date of grant, as determined by the Board of Managers. The exercise price of non-statutory options granted under the Option Plans must be at least equal to 100% of the fair value of the Company's ordinary units at the date of grant, as determined by the Board of Managers.

At December 31, 2015, there was $234,955 of unamortized unit-based compensation cost related to unvested unit options which is expected to be recognized over a weighted average period of 2.21 years. The grant date fair value of options granted during the year ended December 31, 2015 amounted to $25,815.

During the year ended December 31, 2015, the Company repriced all of the then-outstanding unit options to reduce the exercise price to $0.18 per unit. The incremental compensation cost associated with the repricing was $35,455, of which $17,378 was recognized during 2015. The remaining incremental compensation cost will be recognized over the remaining vesting periods of the awards.

8. UNIT-BASED COMPENSATION (Continued)

Ordinary unit option activity is as follows for the year ended December 31, 2015:

	Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)
Outstanding, January 1, 2015	501,699	$ 1.00	8.90
Granted	359,534	$ 0.18	
Exercised	(11,000)	$ 0.18	
Cancelled / forfeited	(213,000)	$ 0.18	
Outstanding, December 31, 2015	637,233	$ 0.18	8.47
Exercisable, December 31, 2015	242,107	$ 0.18	7.75

The fair value of options granted during 2015 was estimated using the Black-Scholes option pricing model with the following assumptions:

Risk-free rate	1.69%
Dividend yield	0%
Term	6.25 years
Volatility	38%
Unit value	Estimated by management

Profits Interests Units

The Company grants non-voting Profits Interest Units to certain members under the 2013 Equity Incentive Plan. The Profits Interest Units granted provide that in the event of the sale or disposition of the Company that the recipient would receive their proportionate amount of the sale price per unit in excess of the fair market value (base price) of the Profits Interest Units. These awards are typically subject to vesting provisions over a period of 3 to 4 years and become 100% vested immediately prior to a sale of disposition of the Company. For those awards that vest only upon a sale of the Company, the value associated with those awards is recognized as an expense when it becomes probable that the awards will vest.

During 2015, the Company modified the terms of the then-outstanding profits interests to reduce the Deemed Fair Value of the awards, which is akin to a base price used to determine the amount the holder receives upon a sale of disposition of the Company, to $0.18 per unit. The incremental compensation cost associated with the repricing was $180,588, of which $82,442 was recognized during 2015. During the year ended December 31, 2015, the Company recognized compensation expense of $118,606 relating to Profits Interest Units, inclusive of the $82,442 recognized for the modification of the units. At December 31, 2015, there was $258,910 of unamortized unit-based compensation cost related to unvested unit options which will be recognized as the units vest through 2019.

Following is a summary of the Profits Interest Units during the year ended December 31, 2015:

	Number of Units
Outstanding, January 1, 2015	3,031,522
Granted	5,079,523
Cancelled / forfeited	(587,158)
Outstanding, December 31, 2015	7,523,887
Exercisable, December 31, 2015	1,581,376

See independent auditors' report.

9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 30, 2016, which is the date the financial statements were available to be issued.

During February 2016, the Company entered into a Loan and Security Agreement that provides the Company with a revolving line of credit of $5,000,000, which may increase to $7,500,000 at the Company's request subject to certain conditions, subject to borrowing base limitations. Payments of interest only are due monthly with all principal due and payable on the termination date of February 2019. In connection with the Loan and Security Agreement, the Company paid off and closed its existing line of credit and the balance of restricted cash on the accompanying balance sheet became unrestricted.